SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CTS CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/22/97            2,000-           89.4470
                                 9/16/97            1,000-           84.1972
                                 9/15/97            1,000-           84.1972
                                 9/10/97            1,000-           82.9472
                                 8/18/97            1,500-           79.3848
               THE GABELLI EQUITY TRUST,INC.
                                 9/22/97            3,000-           89.5095
                                 8/26/97            1,000-           80.4473
          GAMCO INVESTORS, INC.
                                 9/19/97            1,000-           88.0682
                                 9/18/97            3,000-           86.6771
                                 9/17/97            4,000-           86.9906
                                 9/16/97            5,000-           84.6239
                                 9/05/97              500-           83.5000
                                 9/02/97            2,000-           82.1344
          GAMCO INVESTORS, INC.
                                 9/22/97            4,100-           90.0000
                                 9/19/97            1,200-           88.0682
                                 9/19/97            1,000-           88.2500
                                 9/17/97            2,000-           86.2500
                                 9/16/97              600-           84.6239
                                 9/16/97              500-           84.2500
                                 9/15/97            1,000-           84.2500
                                 9/11/97              500-           83.5000
                                 9/09/97            1,000-           83.0000
                                 8/28/97            1,900-           81.5789
                                 8/27/97              500-           80.2500
                                 8/25/97              100-           81.0000
                                 8/22/97              700-           80.8214
                                 8/22/97              500-           84.4375
                                 8/21/97            8,000-             *DO
                                 8/21/97              200            79.2938
                                 8/21/97              200-           79.2938
                                 8/18/97            1,000-           79.2938





                                       26

SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CTS CORP

          GABELLI ASSOCIATES LTD
                                 9/22/97            1,496-           89.7316
                                 9/19/97              188-           88.0625
                                 9/15/97              900-           84.2500
                                 9/02/97            1,200-           82.2500
                                 8/19/97              440-           80.5000


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.



                                       27